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                                      Telephone:   +31 40 291 4000
                                      Facsimile:   +31 40 291 6393



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ASM International N.V. and subsidiaries (collectively, the "Company") on Form F-3 of our report dated February 18, 2000, and to the reference to us under the heading "Experts" on Form F-3, which is part of this Registration Statement.



/s/ Deloitte & Touche Accountants

Amsterdam, The Netherlands

September 6, 2000


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